UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: September 11, 2009 (September 10, 2009)

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2009, DURECT Corporation entered into a subscription agreement with certain institutional investors relating to the issuance and sale of 4,444,444 shares of DURECT’s common stock. The shares of common stock will be sold at a purchase price of $2.25 per share for gross proceeds of approximately $10 million. The closing of the offering is expected to take place on September 18, 2009, subject to the satisfaction of customary closing conditions. The form of common stock purchase agreement is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

The common stock will be issued pursuant to a prospectus supplement which will be filed with the Securities and Exchange Commission, in connection with a shelf takedown from DURECT’s registration statement on Form S-3 (File No. 333-155042) which became effective on May 11, 2009. A copy of the opinion of Morrison & Foerster LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On September 11, 2009, DURECT issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The foregoing description of the subscription agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

99.1	Form of Subscription Agreement

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: September 11, 2009	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

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